UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009 (October 1, 2009)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2009, ArgeMu Holding GmbH, a German limited liability company and an indirect wholly owned subsidiary of the registrant (“Purchaser”), completed the acquisition of 85% of the outstanding share capital of AUTOonline GmbH In-formationssysteme, a German limited liability company (“AUTOonline”) pursuant to the terms of the Share Purchase Agreement, dated September 17, 2009, among Purchaser, (1) “Cuss-GmbH” Computerunterstützte Sachverständigen Systeme, a German limited liability company, (2) DEKRA Automobil GmbH, a German limited liability company, and (3) AWG Abfallwirtschafts-gesellschaft mbH, a German limited liability company ((1), (2) and (3) being referred to in this Current Report on Form 8-K as the “Sellers”), and the registrant. The purchase price paid to the Sellers at the closing is equal to approximately $85 million (€59.5 million) and is subject to certain adjustments after the closing. AUTOonline provides a leading European eSalvage vehicle exchange platform.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in the press release issued on October 1, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: October 7, 2009	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Solera Holdings, Inc. on October 1, 2009.